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                                                                       EXHIBIT 5


                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                October 7, 1997


Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine  04112-9540


Re:      Registration Statement on Form S-3 (No. 333-34931)
         222,839 Shares of Common Stock


Ladies and Gentlemen:


         We have acted as special counsel to Peoples Heritage Financial Group, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") which registers 222,839 shares of the Company's common stock, $.01 par value per share (the "Shares"), for resale by stockholders of MPN Holdings who will acquire the Shares pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act in connection with the Company's acquisition of MPN Holdings pursuant to an Agreement and Plan of Merger, dated as of July 9, 1997, among the Company, Peoples Heritage Bank, Peoples Heritage Interim Corp. and MPN Holdings (as amended, the "Agreement"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.


         Based upon the foregoing, it is our opinion that the Shares, when issued pursuant to the Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof.


                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                    By:      /s/ Gerard L. Hawkins
                                             ----------------------------------
                                             Gerard L. Hawkins, a Partner